SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated June 4, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On June 4, 2010, but effective as of June 1, 2010, Zale Delaware, Inc., a subsidiary of Zale Corporation (collectively, the “Company”), entered into an Agreement for Information Technology Services (the “Agreement”) with ACS Commercial Solutions, Inc. (“ACS”).  Under the Agreement, which replaces a prior agreement for similar services, ACS will provide the Company with substantially all of its data processing services for a six year term, subject to the Company’s election to extend the term by one year.  The Company will compensate ACS for its services based upon a “base fee” ranging from approximately $3.6 million per annum to $4.0 million per annum, subject to certain adjustments and charges for additional services.  The Agreement contains various requirements with respect to the level of services to be provided by ACS as well as warranties and indemnities in the event that the services are not provided as agreed.

The reporting of the Agreement pursuant to Item 1.01 is not an acknowledgement that the Agreement is, in fact, material.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

		By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer

Date:	June 10, 2010